     As filed with the Securities and Exchange Commission on September 19, 1994
                                                           Registration No. 33-

                           SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                   ---------------------
                                        FORM S-3
                 REGISTRATION STATEMENT  UNDER THE SECURITIES ACT OF 1933
                                   ---------------------

                                  MICHAELS STORES, INC.
                  (Exact name of registrant as specified in its charter)

              DELAWARE                                             75-1943604
    (State or other jurisdiction                               (I.R.S. Employer
    of incorporation or organization)                       Identification No.)

                                 5931 Campus Circle Drive
                                    Irving, Texas 75063
                                      P.O. Box 619566
                                  DFW, Texas  75261-9566
                                      (214) 714-7000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                       R. DON MORRIS
                                 5931 Campus Circle Drive
                                   Irving, Texas  75063
                                      (214) 714-7000

                          (Name, address, including zip code, and
                          telephone number, including area code,
                                   of agent for service)


                                     ---------------
                                        Copies to:

                MARK V. BEASLEY, ESQ.            CHARLES D. MAGUIRE, JR., ESQ.
                MICHAELS STORES, INC.              JACKSON & WALKER, L.L.P.
                   P.O. Box 619566                      901 Main Street
               DFW, Texas  75261-9566                     Suite 6000
                                                    Dallas, Texas  75202


                                     ---------------
      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


                              CALCULATION OF REGISTRATION
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------
Title of Each Class              Amount       Proposed Maximum    Proposed Maximum
 of Securities to                to be         Offering Price        Aggregate          Amount of
 be Registered                 Registered      Per Share (1)      Offering Price (1)    Registration Fee
- ---------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.10 per share              901,066 shares     $42.875           $38,633,204.75           $13,322

- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock as reported by The Nasdaq National Market on
    September 14, 1994.


    The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

                                901,066 Shares

                            MICHAELS STORES, INC.

                                Common Stock

      This Prospectus relates to the offer and sale of an aggregate of up to 901,066 shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock"), of Michaels Stores, Inc. (the "Company"), by certain stockholders of the Company (the "Selling Stockholders"). The Selling Stockholders are former capital stockholders, or the distributees of former capital stockholders, of Leewards Creative Crafts, Inc., a Delaware corporation ("Leewards"). The Shares offered hereby were distributed to former capital stockholders of Leewards under the terms of the Merger Agreement (as defined herein) pursuant to which a wholly-owned subsidiary of the Company merged with and into Leewards.

      The Selling Stockholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. The Common Stock is quoted through The Nasdaq National Market ("NASDAQ/NMS") and the Shares may be sold from time to time by the Selling Stockholders either directly in private transactions, or through one or more brokers or dealers through NASDAQ/NMS at such prices and upon such terms as may be obtainable.

      Upon any sale of the Shares offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company, however, understands that the Selling Stockholders do not admit that they are underwriters within the meaning of the Securities Act. The Company will not receive any of the proceeds from the sales of the Shares offered hereby.

      No underwriter is being utilized in connection with this offering, except as may be used from time to time by one or more of the Selling Stockholders as described herein. See "Plan of Distribution." The Company will pay all expenses incurred in connection with this offering, which are estimated to be approximately $15,000.

      On September 16, 1994, the closing price of the Common Stock on NASDAQ/ NMS (trading symbol "MIKE") was $44.


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is ____________, 1994.

                            AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in Chicago, Illinois (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611) and New York, New York (7 World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

      This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Shares offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

      The Company's principal executive offices are located at 5931 Campus Circle Drive, Irving, Texas, its mailing address is P.O. Box 619566, DFW, Texas 75261-9566, and its telephone number at such address is (214) 714-7000.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended January 30, 1994; (ii) definitive proxy statement, dated April 25, 1994, relating to the Company's Annual Meeting of Shareholders held on May 24, 1994; (iii) Current Report on Form 8-K filed May 23, 1994, as amended by Form 8-K/A filed June 23, 1994, Form 8-K/A filed June 30, 1994 and Form 8-K/A filed July 14, 1994; (iv) Quarterly Report on
Form 10-Q for the quarter ended May 1, 1994; (v) Quarterly Report on Form 10-Q for the quarter ended July 31, 1994; and (vi) Registration Statement on Form 8-A (No. 0-11822) effective as of September 11, 1991 and any amendments filed thereto.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Shares to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566,
Attention: Investor Relations, (214) 714-7100.


                               USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Shares offered hereby.


                            SELLING STOCKHOLDERS

      This Prospectus covers the offer and resale from time to time by each Selling Stockholder of the Shares owned by each such Selling Stockholder. Set forth below are the names of each Selling Stockholder, the nature of any position, office, or other material relationship that the Selling Stockholder has had within the past three years with Michaels or any of its predecessors or affiliates, the number of shares of Common Stock owned as of September 19, 1994, by each Selling Stockholder, the number of shares of Common Stock that may be offered and sold by such Selling Stockholder pursuant to this Prospectus and the number of shares of Common Stock, and the percentage of Common Stock, to be owned by each Selling Stockholder upon completion of the offering if all Shares are sold. Any or all of the shares of Common Stock listed below may be offered for sale by the Selling Stockholders from time to time.

                             Shares Beneficially                      Shares Beneficially Owned
                             Owned Prior to the                             After the
                                 Offering                                    Offering
                             -------------------    Number of Shares  -------------------------
Name of Beneficial Owner     Number   Percent(1)    Being Offered(2)     Number     Percent(1)
- ------------------------     ------   ----------    ----------------     ------     ----------

Alan Altschuler               3,808        *              3,808             0           *

Stephen J. Berman(3)          3,808        *              3,808             0           *

David E. Bolen(3)(4)         27,456(6)     *             24,356         3,100(6)        *

The Teachers' Retirement
System of the State of
Illinois(5)                 209,027       1.0           209,027             0           *

Frontenac Venture V
Limited Partnership(5)      143,982        *            143,982             0           *

Alan L. and
Myriam G. Magdovitz           3,808        *              3,808             0           *

John A. Popple(3)            16,466        *             16,466             0           *

Prudential-Bache Capital
Partners I., L.P.            87,300        *             87,300             0           *

Prudential-Bache Capital
Partners II, L.P.            29,218        *             29,218             0           *

The Prudential Insurance
Company of America          271,935       1.3           271,935             0           *

John E. Welsh, III            3,808        *              3,808             0           *
                            -------       ---           -------             -           -
  Total                     797,516       3.8           797,516             0           *

- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------

*Indicates shares held are less than 1% of class.

(1) Percentage based on the Company's Common Stock outstanding as of September 19, 1994.
(2) The Shares listed in this Selling Stockholder Table do not include the Escrowed Shares (as defined below). In the event that the former capital stockholders of Leewards in fact receive all or part of the Escrowed Shares, this Selling Stockholder Table will be amended or supplemented to include such Shares and to include the following former capital stockholders of Leewards that may also receive a portion of the Escrowed
      Shares: Jon H. Browne (a former director and/or officer of Leewards), GIPEN & Co., MONY Life Insurance Company of America and The Mutual Life Insurance Company of New York.
(3)   This Selling Stockholder is a former director and/or officer of Leewards.
(4)   Mr. Bolen is an Executive Vice President of the Company.
(5) This Selling Stockholder, along with others as noted in this Selling Stockholder Table, formerly held a contractual right to designate a majority of the members of Leeward's Board of Directors.
(6) Includes 3,000 shares of Common Stock subject to currently exercisable options.


      Pursuant to that certain Agreement and Plan of Merger dated as of May 10, 1994, as amended (the "Merger Agreement"), a wholly-owned subsidiary of the Company merged with and into Leewards. Each of the Selling Stockholders received the shares listed as being offered in the table above (i) under the terms of the Merger Agreement as partial consideration for the cancellation of the shares of capital stock of Leewards owned by such Selling Stockholder or
(ii) as a distributee of a former capital stockholder of Leewards, which capital stockholder received such Shares in the manner described in (i) above. Under the terms of the Merger Agreement, the former capital stockholders of Leewards and the Company entered into an Escrow Agreement (the "Escrow Agreement") with Society National Bank as escrow agent, under which 103,550 Shares (the "Escrowed Shares") of Common Stock were deposited in escrow to cover the Company's possible indemnification claims under the Merger Agreement. The Selling Stockholders do not have the right to acquire the Escrowed Share as of the date of this Prospectus, nor will they have such a right within 60 days of the date of this Prospectus. Under the Merger Agreement, the Company agreed to register the Shares under the Securities Act for resale by the former capital stockholders of Leewards. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                               PLAN OF DISTRIBUTION

      The Common Stock offered hereby may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Common Stock through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders may also resell Shares in open market transactions pursuant to the resale provisions of Rule 144 under the Securities Act or in transactions otherwise permitted under the Securities Act.

      The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The Company, however, understands that the Selling Stockholders do not admit that they are underwriters within the meaning of the Securities Act.

      The Common Stock may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Company will pay all of the expenses incident to the offering and sale of the Common Stock to the public other than commissions and discounts of underwriters, dealers or agents, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto (except that the Company will pay for the reasonable fees of one law firm to represent the former capital stockholders of Leewards in connection with the Registration Statement for which this Prospectus forms a part, as provided in the Merger Agreement).

      The Company has agreed to indemnify certain of the Selling Stockholders and certain of the Selling Stockholders have agreed to indemnify the Company from certain damages or liabilities arising out of or based upon any untrue statement of a material fact contained in or material omission from the Registration Statement, to the extent such untrue statement or omission was made in the Registration Statement in reliance upon information furnished by the indemnifying party.


                                   LEGAL MATTERS

      Certain legal matters in connection with the validity of the Shares offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

                                      EXPERTS

      The consolidated financial statements of the Company, appearing or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended January 30, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The financial statements of Leewards Creative Crafts, Inc. at January 30, 1994 and January 31, 1993, and for each of the years ended January 30, 1994, and January 31, 1993 incorporated by reference elsewhere herein have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Agreement and Plan of Merger whereby Leewards Creative Crafts, Inc. would become a subsidiary of Michaels Stores, Inc., and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

   No person has been authorized to give any information or to make any representation other than those contained in this Prospectus, and if given
   or    made, such information or representations must not be relied upon.
   This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than registered securities to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any date subsequent to its date.




             -----------------------



              TABLE OF CONTENTS
                                     PAGE

   Available Information............   2
   Incorporation of Certain
     Documents by Reference.........   2
   Use of Proceeds..................   3
   Selling Stockholders.............   3
   Plan of Distribution.............   5
   Legal Matters....................   5
   Experts..........................   6

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------



                                            901,066 SHARES



                                            MICHAELS STORES, INC.



                                            COMMON STOCK



                                           ------------

                                            PROSPECTUS

                                           ------------



                                               _____________, 1994


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                       PART II
                      INFORMATION NOT REQUIRED IN PROSPECTUS

      ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by Michaels Stores, Inc. (the "Company" or the "Registrant"), are as follows:


            Registration Fees...................    $  6,020.00
            Accounting Fees and Expenses........       2,500.00
            Legal Fees and Expenses.............       4,000.00
            Printing Expenses...................       2,000.00
            Miscellaneous.......................         480.00
                                                   ------------
            Total...............................   $  15,000.00

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the Company's certificate of incorporation, bylaws, any agreement or otherwise.

     Reference is made to Article Nine of the Company's Restated Certificate of Incorporation, as amended, Exhibit 3.1 of this Registration Statement, which provides for indemnification of directors and officers.

     Reference is made to Article IX of the Company's Amended Bylaws, Exhibit
3.2 of this Registration Statement, which provides for indemnification of directors and officers.

     In addition, the Company has entered into Indemnity Agreements with certain of its directors and executive officers.

     The Company has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Company against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

     ITEM 16.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

 Exhibit
 Number     Description of Exhibit
 --------   ----------------------

 1          None.

 2.1 Agreement and Plan of Merger, dated as of May 10, 1994, among Michaels Stores, Inc., LWA Acquisition Corporation and Leewards Creative Crafts, Inc.(1)

 2.2 First Amendment to Agreement and Plan of Merger dated as of June 2, 1994 among Michaels Stores, Inc., LWA Acquisition Corporation and Leewards Creative Crafts, Inc.(2)

 2.3 Stock Purchase Agreement, dated as of February 16, 1994, among Michaels Stores, Inc., Treasure House Stores, Inc. and the stockholders of Treasure House Stores, Inc.(3)

 2.4        Amendment No. 1 to Stock Purchase Agreement(3)

 2.5 Agreement and Plan of Merger, dated as of March 3, 1994, among Michaels Stores, Inc. and the other parties listed therein.(1)

 2.6 Amendment No. 1 to Agreement and Plan of Merger, dated as of March 31, 1994, among Michaels Stores, Inc. and the other parties listed therein.(1)

 3.1        Restated Certificate of Incorporation of Michaels Stores, Inc.(4)

 3.2        Bylaws of Michaels Stores, Inc. as amended and restated.(5)

 4.1        Form of Common Stock Certificate.(5)

 4.2 Common Stock and Warrant Agreement dated as of October 16, 1984 between Michaels Stores, Inc. and Peoples Restaurants, Inc., including form of Warrant.(6)

 4.3 First Amendment to Common Stock and Warrant Agreement dated October 31, 1984 between The First Dallas Group, Ltd. and Michaels Stores, Inc.(6)

 4.4 Second Amendment to Common Stock and Warrant Agreement dated November 28, 1984 between First Dallas Investments-Michaels I, Ltd. and Michaels Stores, Inc.(6)

 4.5        Third Amendment to Common Stock and Warrant Agreement dated
            February 27, 1985 between First Dallas Investments-Michaels I, Ltd., The First Dallas Group, Ltd., Sam Wyly, Charles J. Wyly, Jr. and Michaels Stores, Inc.(7)

 4.6 Amendment to Common Stock and Warrant Agreement dated September 1, 1992 between Michaels Stores, Inc., The Andrew David Sparrow Wyly Trust, Charles J. Wyly, Jr., The Martha Caroline Wyly Trust, The Charles Joseph Wyly, III Trust, The Emily Ann Wyly Trust, The Jennifer Lynn Wyly Trust, Donald R. Miller, Jr., Evan A. Wyly, The Laurie Louise Wyly Trust, The Lisa Lynn Wyly Trust, The Sam Wyly and Rosemary Wyly Children's Trust No. 1 of 1965 fbo Kelly Wyly and Tallulah, Ltd.(4)

 4.7 Indenture, dated as of January 22, 1993, between Michaels Stores, Inc. and NationsBank of Texas, N.A., as Trustee, including the form of 4-3/4%/6-3/4% Step-up Convertible Subordinated Note, included therein.(6)

 5          Opinion of Jackson & Walker, L.L.P.(8)

 8          None.

12          None.

15          None.

23.1        Consent of Ernst & Young LLP.(8)

23.2        Consent of Deloitte & Touche LLP.(8)

23.3        Consent of Jackson & Walker, L.L.P.(9)

24          Power of Attorney.(10)

26          None.

27          None.

28          None.


____________

(1) Previously filed as an exhibit to Michaels Stores, Inc.'s Registration Statement on Form S-3 (No. 33-53639) and incorporated herein by reference.
(2) Previously filed as an exhibit to Michaels Stores, Inc.'s Quarterly Report on Form 10-Q for the quarter ended May 1, 1994 and incorporated herein by reference.

(3) Previously filed as an exhibit to Michaels Stores, Inc.'s Registration Statement on Form S-3 (No. 33-52311) and incorporated herein by reference.
(4) Previously filed as an exhibit to Michaels Stores, Inc.'s Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.
(5) Previously filed as an exhibit to Michaels Stores, Inc.'s Report on Form 10-K, for the year ended January 30, 1994 and incorporated herein by reference.
(6) Previously filed as an exhibit to Michaels Stores, Inc.'s Report on Form 10-K for the year ended January 31, 1993 and incorporated herein by reference.
(7) Previously filed as an Exhibit to Michaels Stores, Inc.'s Registration Statement on Form S-1 (No. 33-9456) and incorporated herein by reference.
(8)  Filed herewith.
(9)  Included in the opinion of Jackson & Walker, L.L.P., filed herewith.
(10) Included in the signature pages hereto.

      ITEM 17.  UNDERTAKINGS.

      (a)   The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 POWER OF ATTORNEY

      Each person whose signature appears below authorizes Jack E. Bush, R. Don Morris and Mark V. Beasley, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 19th day of September, 1994.



                                          MICHAELS STORES, INC.



                                          By:   /s/ JACK E. BUSH
                                              ______________________________
                                                Jack E. Bush
                                                President, Chief Operating
                                                Officer and Director

                                    SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





       Signatures                   Title                       Date
       ----------                   -----                       ----

                                Chairman of the
                            Board of Directors and         September 19, 1994
     /s/ SAM WYLY          Chief Executive Officer
- ------------------------ (Principal Executive Officer)
       Sam Wyly



/s/ CHARLES J. WYLY, JR.     Vice Chairman of the          September 19, 1994
- ------------------------      Board of Directors
 Charles J. Wyly, Jr.



   /s/ JACK E. BUSH       President, Chief Operating       September 19, 1994
- ------------------------     Officer and Director
     Jack E. Bush



  /s/ WILLIAM O. HUNT             Director                 September 19, 1994
- ------------------------
   William O. Hunt




 /s/ RICHARD E. HANLON            Director                 September 19, 1994
- ------------------------
   Richard E. Hanlon




   /s/ F. JAY TAYLOR              Director                 September 19, 1994
- ------------------------
     F. Jay Taylor




  /s/ MICHAEL C. FRENCH           Director                 September 19, 1994
- ------------------------
    Michael C. French

    Signatures                     Title                     Date
    ----------                     -----                     ----


   /s/ EVAN A. WYLY               Director                 September 19, 1994
- ------------------------
      Evan A. Wyly



/s/ DONALD R. MILLER, JR.      Vice President-             September 19, 1994
- -------------------------    Market Development,
   Donald R. Miller, Jr.        and Director




                            Executive Vice President       September 19, 1994
   /s/ R. DON MORRIS       and Chief Financial Officer
- -------------------------   (Principal Financial and
      R. Don Morris            Accounting Officer)

                                 INDEX TO EXHIBITS



Exhibit
Number      Description of Exhibit
- -------     -----------------------



 5          Opinion of Jackson & Walker, L.L.P.

23.1        Consent of Ernst & Young LLP.

23.2        Consent of Deloitte & Touche LLP.

23.3        Consent of Jackson & Walker, L.L.P.*

24          Power of Attorney.**

____________

*     Included in the opinion of Jackson & Walker, L.L.P., filed herewith.
**    Included in the signature pages hereto.